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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of the 26th day of April, 2004, by and between MR. RAJ KUMAR, an individual resident of Samoa ("SELLER") and EQUIDYNE CORPORATION, a Delaware corporation ("BUYER").

                                    PREAMBLE

         Seller owns all of the issued and outstanding shares of stock in Cathay Merchant Group Limited, a company organized under the laws of Samoa (the "STOCK"). Subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller all of the Stock, and Seller desires to Sell to Buyer all of the Stock. Therefore, in consideration of the premises and the respective covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

1. PURCHASE OF THE STOCK. Subject to the terms and conditions hereof, Seller shall transfer and deliver to Buyer at Closing (as hereinafter defined) all of the certificates representing the Stock, and Buyer shall acquire all of the Stock, free and clear of all security interests, liens, claim, encumbrances, pledges, agreements, rights of first refusal and options of any kind or nature whatsoever, in exchange for the purchase price of $50,000 USD (the "PURCHASE PRICE").

2. THE CLOSING DATE AND DELIVERIES AT THE CLOSING.

         (a) The closing of the purchase of the Stock (the "CLOSING") will take place at the offices of Buyer on April 5, 2004, or at such other time and place as the parties may establish (the date of the Closing being hereinafter referred to as the "CLOSING DATE").

         (b) At the Closing, Seller shall deliver or cause the following to be delivered to Buyer:

                  (i) certificates evidencing all of the Stock;

                  (ii) any required consents and regulatory approvals.

         (c) Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller, subject to the terms and conditions hereof, the Purchase Price as provided in
Section 1 hereof.

3. REPRESENTATIONS AND WARRANTIES OF SELLER.

         (a) Title to Shares. Seller has good, marketable and unencumbered title to the shares of Stock, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements (other than this agreement), rights of first refusal, and options of any kind or nature whatsoever. Seller has full right and authority to transfer and deliver all of such shares of Stock to Buyer as contemplated hereby. Upon consummation of the transactions contemplated hereby, Seller will
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have transferred to Buyer good, marketable and unencumbered title to such shares of Stock, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal and options of any kind or nature whatsoever.

         (b) Power and Authority. Seller has the requisite power and authority to execute and deliver this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of the obligations of Seller hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by Seller. This Agreement has been, or at Closing will be, duly and validly executed and delivered by Seller and constitutes, or at Closing will constitute, the legal, valid and binding agreement of Seller and is, or at Closing will be, enforceable in accordance with its respective terms.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller as follows:

         (a) Due Incorporation. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority and all governmental licenses, authorizations, consents and approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have a material adverse effect on the business, operations or financial condition of Buyer.

         (b) Authority Concerning this Agreement. Buyer has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, or at Closing will be, duly and validly executed and delivered by Buyer and constitutes, or at Closing will constitute, the legal, valid and binding agreement of Buyer, and is, or at Closing will be, enforceable in accordance with its term.

5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller and Buyer contained in this Agreement shall not survive the Closing date but instead shall be terminated and extinguished by the Closing (it being intended by the parties that such representations and warranties shall constitute solely conditions to the Closing and that no claim for indemnification or breach shall be made or based thereon).

6. MISCELLANEOUS PROVISIONS.

         (a) Commission. Seller and Buyer shall each pay all their respective brokerage fees, commissions and finder's fees, if any, and shall indemnify and hold each other harmless from and against any and all other claims or liabilities for brokerage fees, commissions and finder's fees incurred by reason of any action taken by any such party.

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         (b) Certain Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the "TRANSACTION COSTS") will be paid by the party incurring such costs and expenses.

         (c) Amendment and Modification. This Agreement may be amended, modified or supplemented at any time prior to or after the Closing Date but only by written agreement that identifies this Agreement and is signed by all the parties hereto or thereto.

         (d) Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein or in the Purchase Price may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6(d).

         (e) Governing Law and Jurisdiction. This Agreement and the Purchase Price shall be governed by and construed under the laws of the State of Delaware without regard to its Conflicts of law rules.

         (f) Jurisdiction and Venue; Service of Process. Any action or proceeding arising out of or relating to this Agreement, or the Purchase Price shall be commenced in the United States District Court for the State of Delaware. The parties hereby irrevocably submit to the exclusive personal jurisdiction of such courts in any action or: proceeding arising out of or relating to this Agreement, hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in either such court and hereby irrevocably waive any objections which they now or hereafter may have to venue and to the personal jurisdiction of such courts and any objection on the ground that any such action or proceeding in either or such courts has been brought in an inconvenient forum The parties hereby irrevocably consent to the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement, brought in either of the aforesaid courts by the mailing by certified or registered mail of copies of such process to such party at its address.

         (g) Counterparts. This Agreement may be executed in one of more counterparts, none of which need contain the signatures of all parties, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other tribunal to be invalid, void, unenforceable or against its public or regulatory policy, the remainder of the terms, provisions, covenants and

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restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (i) Interpretation. The descriptive headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or meaning hereof. The word "Agreement" refers to the body of this Agreement and all Exhibits and Schedules attached hereto or referred to herein. "Herein," "hereof" and the like refer to this Agreement as a whole. As used in this Agreement, the singular shall include the plural, the plural shall include the singular and each gender shall include all genders.

         (j) Entire Agreement. This Agreement (and any other instruments executed and delivered at the Closing), embodies the entire agreement and understanding of the parties with respect to the transactions contemplated by this Agreement. There are no representations, warranties, covenants or agreements among the parties with respect to the subject matter hereof except as set forth herein or in the other agreements described in the previous sentence. Without limiting the foregoing, it is understood and agreed that in making its decision to purchase the Stock, Buyer is relying upon its own investigation of properties, books, records and affairs of Seller and that there are not representations, warranties, covenants or agreements made by the Seller with respect to such matters except for those specifically set forth in this Agreement. This Agreement supersedes all prior discussions, negotiations, agreements and understandings (both written and oral) between the parties with respect to the transactions contemplated hereby that are not reflected or set forth in this Agreement.

                            [Signature Page Follows]

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                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                              /s/ Raj Kumar
                              ------------------------------------
                              Raj Kumar

                              EQUIDYNE CORPORATION

                              By: /s/ Lewis Cheung
                                  --------------------------------
                              Title:               President
                                    ------------------------------


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